                                                                   EXHIBIT 10.68

This document contains confidential information which is not being provided to the Public.


                           PRODUCT PURCHASE AGREEMENT


         This Product Purchase Agreement ("Agreement") is made and entered into by and between FFF ENTERPRISES, INC., a California corporation ("FFF"), and CORAM, INC. ("Coram"), a Delaware corporation, effective as of September 1, 2001 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, Coram is in the business of providing home health care services and specifically home infusion therapy services throughout the United States; and

         WHEREAS, FFF is a leading distributor of fractionated blood products used in home infusion therapy services; and

         WHEREAS, Company and Provider mutually desire to preserve and enhance the quality and continuity of patient care services; and

         WHEREAS, Coram wishes to utilize the services of FFF in connection with the management and distribution of fractionated blood products and FFF is willing to provide such services.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. PRODUCTS SUBJECT TO AGREEMENT. The terms of this Agreement shall govern the purchase from FFF by Coram of the products identified on Schedule A attached hereto and incorporated herein by this reference (the "Products"). In recognition of FFF's particular management and national expertise, Coram's primary preferred provider for the Products shall be FFF. Notwithstanding the foregoing, due to market conditions and unforeseen circumstances, Coram shall not be obliged to use FFF as the exclusive provider of the Products to Coram.

2. TERM OF AGREEMENT.

         2.1 TERM; AUTOMATIC EXTENSIONS. Unless earlier terminated as provided in this Section 2 or in Section 11 below, this Agreement shall commence on the Effective Date and continue for a term of three (3) years (the initial term and any extension thereof shall be referred to as the "Term"). The Term shall be automatically extended for successive periods of one (1) year each, unless: (i) terminated earlier pursuant to the provisions of this Agreement; or (ii) either party gives written notice to the other of its intent to terminate this Agreement as of the expiration of the then current Term, provided that such notice is given no later than sixty (60) days prior to the expiration of the then current Term. The pricing for the Products shall continue in effect during the Term.

         2.2 NO LIABILITY UPON TERMINATION. Neither FFF nor Coram shall by reason of exercise of the rights of termination of this Agreement be liable to the other for compensation, reimbursement or damages either on account of present or prospective profits on sales or anticipated sales or on account of expenditures, investments or commitments made in connection anticipated sales or on account of expenditures, investments or commitments made in connection therewith; provided, however, that such termination shall not affect the rights or liabilities of the parties with respect to any indebtedness owing by either party to the other prior to termination.

3. PURCHASE AND SALE.

         3.1 PURCHASE OF PRODUCTS. FFF agrees to sell to and Coram agrees to purchase the Products from FFF specified in Schedule A at the prices set forth in Schedule A.

         3.2 PRODUCTS NOT LISTED ON SCHEDULE A. For all other products not listed on Schedule A, Coram and FFF shall use reasonable commercial efforts to reach a mutually agreed upon price for such products.

         3.3 PRICING MODIFICATIONS. The pricing for the Products as set forth in Schedule A shall only be adjusted during the Term of this Agreement on each annual anniversary date unless mutually agreed upon by the parties. Such pricing shall continue in effect unless modified by the mutual agreement of the parties upon a renewal of the Term of this Agreement as set forth in Section 2 above. Notwithstanding anything contained herein to the contrary, if the parties cannot mutually agree on pricing on any annual anniversary date, then either party may terminate this Agreement with thirty (30) days written notice to the other.

         3.4 TAXES. Coram will provide FFF with confirmation that the sale of the Products by FFF to Coram is exempt from sales and/or use tax laws of the state(s) in which the Products will be delivered. Any personal property taxes assessable on the Products after delivery to the common carrier shall be borne by Coram. If FFF is required to pay any such tax or duty, Coram shall be obligated to reimburse FFF.

4. CORAM DUTIES. During the Term of this Agreement, Coram agrees to do the following:

         (a) Maintain Product storage, records, shipping, labeling, Product tracking/recalls and inventory controls consistent with all applicable requirements established by FFF and the United States Food and Drug Administration;

         (b) Until four (4) years after termination of this Agreement, keep records of all Product purchases and use sufficient to adequately administer a recall of any of the Products and cooperate fully, at FFF's expense, in any decision by FFF to recall, retrieve or replace any of the Products;

         (c) Immediately notify FFF of any material adverse or unexpected results or any actual or potential government action relevant to the Products and, if and to the extent reasonably requested by FFF in writing, suspend distribution of any of the affected Products;

         (d) At all times comply with applicable laws, rules, orders and regulations in effect in relating to the use of the Products;

         (e) At all times during the Term of this Agreement, maintain any licenses required to enable Coram to legally acquire the Products; and

         (f) Use the Products only in Coram's home health care infusion business and refrain from offering the Products for resale.

5. FFF DUTIES. During the Term of this Agreement, FFF agrees to do the following:

         (a) Maintain Product storage, records, shipping, labeling, Product tracking/recalls and inventory controls consistent with all requirements established by the United States Food and Drug Administration;

         (b) Until four (4) years after termination of this Agreement, keep records of all Product purchases and use sufficient to adequately administer a recall of any of the Products and cooperate fully, at FFF's expense, in any decision by FFF to recall, retrieve or replace any of the Products;

         (c) Immediately notify Coram of any material adverse or unexpected results or any actual or potential government action relevant to the Products and, if and to the extent reasonably requested by Coram in writing, suspend distribution of any of the affected Products;

         (d) FFF shall ensure that all of the Products furnished pursuant to this Agreement are provided by appropriately qualified and licensed (if applicable) personnel who shall exercise the degree of skill and knowledge normally possessed by members of their health care profession in good standing in the community.

         (e) Maintain any licenses required to enable FFF to legally acquire, store and sell the Products to Coram.

         (f) FFF will guarantee a supply of the Products for three (3) month intervals. It is acknowledged by the parties that the supply for certain Products may be affected by events set forth in Section 13 (Force Majeure) below. FFF will use its commercially best efforts to supply alternate/substitute products, if needed, and acceptable to Coram.

         (g) Coram, upon reasonable notice, and so as not to interfere with the business of FFF, may inspect FFF's facilities.

         (h) At all times comply with applicable laws, rules, orders and regulations in effect in relating to the use of the Products.

6. ACCEPTANCE OF ORDERS; CONDITIONS OF SALE.

         6.1 ORDERS AND ACCEPTANCE. FFF will accept orders in writing, by facsimile, or telephonically from Coram.

         6.2 CONDITIONS OF SALE. All sales of the Products shall be in accordance with the terms and conditions of this Agreement. No other conditions or modifications of the terms and conditions of this Agreement for the sale of the Products, including those set forth in Coram's purchase order, will be effective unless specifically agreed to, in writing, by both parties. Failure of FFF to object to provisions contained in any purchase order or other communication from Coram shall not be construed as a waiver of these conditions, or an acceptance of such provisions.

7. DELIVERY AND RISK OF LOSS.

         7.1 DELIVERY. Delivery shall be FOB Coram's designated facility.

         7.2 RISK OF LOSS. Possession and title to all of the Products ordered hereunder shall be deemed to pass to Coram upon delivery to Coram's designated facility. Coram shall thereupon assume all risk of loss or damage.

         7.3 INSPECTION BY CORAM. Coram shall inspect all of the Products immediately upon arrival and shall, within seven (7) calendar days of arrival, accept or refuse delivery of the Products and give written notice to the common carrier and FFF of such acceptance or refusal. Coram shall accept or refuse delivery within seven (7) calendar days of the arrival of any Product that does not conform with the terms of this Agreement and give written notice to FFF within seven (7) calendar days of such acceptance or refusal of delivery.

8. PRODUCT RETURNS. Coram shall have the right to return any order within ninety
(90) days of the original shipment date. All returns are subject to a ten percent (10%) restocking charge. Any credit to Coram due to a return, or otherwise, shall to applied as a credit to Coram's account, as mutually agreed upon by the parties. This provision shall be subject to the terms and conditions set forth in Schedule C, Returns of Goods Policy, which is incorporated herein by reference as if copied verbatim.

9. TERMS OF PAYMENT. The terms of payment for the Products are set forth on Schedule B.

10. REPLACEMENT OF DEFECTIVE PRODUCTS; LIMITATION OF LIABILITY.

         10.1 REPLACEMENT OF DEFECTIVE PRODUCTS. In the event either Coram or FFF determines that any of the Products are defective, such Products shall be promptly replaced by FFF without charge or expense to Coram. FFF's obligation to repair or replace defective Products shall not apply to any Product that has been subjected to neglect or accident caused solely by Coram in such a manner as to affect adversely its performance, stability or reliability. Notwithstanding anything contained herein to the contrary, FFF agrees that it will not ship any Products to Coram with an expiration date of less than ninety (90) days from the date of shipment, unless otherwise mutually agreed upon by the parties.

         10.2 LIMITATION OF LIABILITY. FFF SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY PRODUCT LIABILITY CLAIMS OR ANY PRODUCT WARRANTY EVEN IF FFF HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. WITH RESPECT TO PRODUCT LIABILITY OR PRODUCT WARRANTY CLAIMS, IN NO EVENT SHALL FFF BE LIABLE FOR ANY REASON OR CAUSE WHATSOEVER (WHETHER BASED ON BREACH OF CONTRACT, TORT, OR OTHERWISE) IN EXCESS OF THE AMOUNT OF THE COST TO CORAM FOR THE PRODUCT CAUSING THE ALLEGED DAMAGE.

11. DEFAULT AND EARLY TERMINATION. Either party, respectively, shall be deemed to be in default upon occurrence of any of the following events ("Event of Default"): (i) failure to comply with any of the terms and conditions of this Agreement or any other written agreement with FFF; (ii) any proceeding, suit or action relating to a liquidation or bankruptcy is filed by or against the Coram or FFF (following the Effective Date of this Agreement) and is not dismissed within a period of thirty (30) business days; (iii) if any substantial part of Coram's or FFF's property is subject to levy, seizure, assignment, application or sale for or by a creditor or government agency; or (iv) Coram rAAA FFF fails to promptly secure or renew any license, registration, permit, authorization or approval necessary to the conduct of its business or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) business days. Upon the occurrence of an Event of Default, and in addition to any other remedies it may have at law or in equity, the non-defaulting party may terminate this Agreement, cancel any discount given, as applicable, and declare all obligations immediately due and payable. Coram or FFF shall be notified, in writing, of any Event of Default of the other party, other than the failure to pay money due hereunder, and shall have ninety
(90) days business days to cure such Event of Default prior to FFF or Coram, as applicable, exercising any of its rights under this Section.

12. SECURITY INTEREST. FFF reserves and Coram grants a purchase money security interest in the Products sold to Coram until payment in full of the purchase price. Only with regard to the Products sold to Coram pursuant to this
Agreement: (a) a financing statement may be filed by FFF (upon prior notification to Coram) under the Uniform Commercial Code with the appropriate public authorities; and (b) Coram hereby irrevocably designates and appoints FFF as its agent and attorney in fact to sign any such documents on its behalf with the same legal force and effect as if executed by Coram.

13. FORCE MAJEURE. Neither party shall be liable for any delays in performance beyond the reasonable control of such party, including but not limited to, fire, flood, epidemic, unusually severe weather, strike, acts of God or public enemy, public disorder, acts of the other party, transportation failure, restriction by civil or military authority in their sovereign or contractual capacities, or inability to obtain labor, materials or manufacturing facilities.

14. RELATIONSHIP OF PARTIES. Except as provided in Section 12 above, neither party is the agent or legal representative of the other for any purpose whatsoever and is not granted by the terms of this Agreement or otherwise any express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of such other party or to bind such other party in any manner or thing whatsoever.

15. CONFIDENTIALITY AND MEDICAL RECORDS.

         15.1 CONFIDENTIALITY. The parties agree that the terms and conditions of this Agreement and all information made available in connection with this Agreement that is not generally available to the public shall be confidential and not disclosed to third parties, except to appropriate governmental or licensing authorities after request by such authorities and notice to the other party to this Agreement or as otherwise required by law.

         15.2 RETENTION OF MEDICAL RECORDS AND PATIENT INFORMATION. The parties shall maintain medical records and patient information in accordance with applicable laws and medical standards and shall maintain such records for a minimum of four (4) years after the date of service or as required by law, whichever is longer. They shall provide each other, upon reasonable request, access to records pertaining to services provided under this Agreement, including, without limitation, materials and supplies, billing records, insurance information, medication records and financial and historical data of the patients of the Physician for whom the Pharmacy Products have been provided.

         15.3 MAINTENANCE OF MEDICAL RECORDS. The parties hereto agree that all medical records maintained with respect to any patients shall remain confidential and shall not be released, absent proper execution of all necessary consent forms, unless otherwise specifically provided herein to the contrary. This requirement of confidentiality shall apply without respect to the custodian of such records.

16. COMPLIANCE.

         16.1 COMPLIANCE. The parties, respectively, shall comply with all applicable federal, state and local laws, rules and regulations and all applicable rules, regulations, standards and techniques of any appropriate or nationally recognized licensing, certifying or professional association (e.g. ACHC, etc.) relating to the Products, including, without limitation, generally accepted quality improvement methods.

         16.2 ILLEGAL CONDUCT. No party shall make or receive any payment under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this Agreement should be deemed illegal for any such reason, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement, such renegotiated terms to become effective not later than fifteen (15) days after receipt of written notice of such request for renegotiation. If the parties fail to reach an Agreement satisfactory to both parties within fifteen (15) days after the receipt of the request for renegotiation, either party may terminate this agreement upon fifteen (15) days prior written notice to the other party, or sooner if required by law. Neither party will make payments under this Agreement that would be prohibited by law. It is the intent of the parties to establish a business relationship that meets the standards of the regulations regarding price discounts set forth in safe harbor (42 CFR Section 1001.952(j)) to the Medicare/Medicaid Anti-Kickback Statute (set forth at 42 U.S.C. 1320A-7(b)) and the parties believe that this Agreement satisfies those requirements. FFF shall, to the extent required by law, reflect discounted prices on invoices to Coram and Coram shall reflect such discounts on cost reports or claims to federal healthcare programs. As required by law, Coram shall retain and make available to federal officials, on request, documentation regarding such discounts.

         16.3 MAINTAIN COMPLIANCE. The parties agree to use their reasonable best efforts to negotiate and execute any amendments hereto that may be deemed necessary or appropriate to maintain compliance with any applicable laws, rules, regulations, orders or injunctions applicable to either party.

17. INDEMNIFICATION AND INSURANCE.

         17.1 CORAM'S INDEMNIFICATION. Coram shall defend, indemnify and hold harmless FFF and each of its officers, directors, employees, agents and stockholders (the "FFF Parties"), from and against any and all claims, liabilities, losses, damages, costs or expenses of any kind (including reasonable attorneys' fees and actual disbursements) ("Indemnified Amounts") incurred by the FFF Parties or any of them as a result of, or arising out of, or relating to Coram's breach of its obligations under this Agreement or its acts or omissions relating to the Products provided pursuant to this Agreement, except to the extent such Indemnified Amounts are due to the negligence, gross negligence or willful misconduct of any FFF Party.

         17.2 FFF'S INDEMNIFICATION. Subject to the limitations in Section 10.2 of this Agreement pertaining to product liability claims and product warranty claims, FFF shall defend, indemnify and hold harmless Coram and each of its officers, directors, employees, agents and stockholders (the "Coram Parties") from and against any and all Indemnified Amounts incurred by the Coram Parties or any of them as a result of, or arising out of, or relating to FFF's breach of its obligations under this Agreement or its acts or omissions relating to the Products provided pursuant to this Agreement, except to the extent such Indemnified Amounts are due to the negligence, gross negligence or willful misconduct of any Coram Party.

         17.3 NOTIFICATION. The party seeking indemnification pursuant to this Section shall notify the other party in writing of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought under this Agreement within thirty (30) days of such assertion or commencement. Failure to notify the other party will result in the waiver of indemnity rights with respect to such claim, suit, action or proceeding. The parties shall cooperate with each other in the defense and settlement of any such claim, suit, action or proceeding.

         17.4 INSURANCE. At all times during this Agreement, Coram shall maintain (a) general liability insurance in the amount of not less than $1,000,000 per claim and $3,000,000 in the aggregate and (b) professional liability insurance in the amount of not less than $1,000,000 per claim and $3,000,000 in the aggregate. At all times during this Agreement, FFF shall maintain general liability insurance in the amount of not less than $2,000,000 per claim and $2,000,000 in the aggregate. Either party shall provide a certificate of insurance upon request of the other party.

18. GENERAL PROVISIONS.

         18.1 ASSIGNMENT. Neither party shall transfer or assign or attempt to transfer or assign this Agreement or any right or obligation hereunder without the other party's prior written consent.

         18.2 NOTICES. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be addressed to the respective parties at the addresses set forth above their signatures hereto. Notice shall be deemed given upon delivery, if hand delivered, or forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested. Either party may change its address by giving the other notice to that effect as herein provided.

         18.3 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to the principals of choice of laws. The parties submit to the jurisdiction of the courts in the State of California for the resolution of all legal disputes arising under the terms of this Agreement. The venue of any such dispute shall be the California State or United States Federal Court in Los Angeles County, California, as applicable.

         18.4 ENTIRE AGREEMENT. This Agreement, including Schedules A, B and C, constitutes the entire agreement between the parties, and supersedes all prior and contemporaneous agreements, representations, understandings of the parties, and any purchase orders or other written documentation which may exist between the parties. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by both parties.

         18.5 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         18.6 SEVERABILITY. If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable, such term or provision shall be deemed stricken and shall not affect the other valid, legal and enforceable terms and provisions hereof.

         18.7 ATTORNEYS FEES. In the event that an action or proceeding is brought as a result of any dispute between the parties hereto concerning any provision of this Agreement or the rights and duties of any party in relation thereto, the prevailing party in such action or proceeding shall be entitled to recover from the losing party its reasonable attorneys fees and costs in addition to any other relief which may be granted.

         18.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same agreement, binding upon all the parties hereto, not withstanding that all the parties are not signatories to the original of the same counterpart.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date set forth above.

"FFF"

FFF Enterprises, Inc.
41093 County Center Drive
Temecula, CA 92591

By: /s/ PATRICK M. SCHMIDT
   ----------------------------------
Typed Name: Patrick M. Schmidt
           --------------------------
Title: President
      -------------------------------

"Coram"

Coram, Inc.
1675 Broadway Avenue, Suite 900
Denver, CO 80202


By: /s/ ALLEN J. MARABITO
   ----------------------------------
Typed Name: Allen J. Marabito
           --------------------------
Title: Executive Vice President
      -------------------------------

                               SCHEDULE A - CORAM

Product Category - Intravenous Immune Globulin (IVIG)

Brand                   Mfg.                      Est. Mo. Usage            Price/UOM
-----                   ----                      --------------            ---------

Gamimune-N, 10%         Bayer

Gammagard S/D           Baxter

Gammar-P, IV            Aventis Behring

Iveegam, EN             Baxter

Panglobulin             ARC/ZLB

Polygam S/D             ARC/Baxter

Venoglobulin-S          Alpha Therapeutics

ZLB IVIG                ZLB

Product Category Anti-hemophilic clotting factor (AHF)

Brand                   Mfg.                      Est. Mo. Usage            Price/UOM
-----                   ----                      --------------            ---------

Autoplex                Nabi/Baxter

Benefix                 Wyeth

Helixate-FS             Aventis Behring

Hemofil-M               Baxter

Humate-P                Aventis Behring

Koate-DVI               Bayer

Kogenate-FS             Bayer

Monarc-M                ARC/Baxter

Monoclate-P             Aventis Behring

Mononine                Aventis Behring

Novoseven               Novo Nordisk

Recombinate             Baxter

Refacto                 Wyeth

                                   SCHEDULE B
                                  PAYMENT TERMS


All invoices shall be due and payable net thirty (30) days from the date of invoice. Invoices shall be provided to Coram upon the placement and shipment of each order. Delinquent accounts (i.e. past thirty days) shall be subject to late charges of one and one-half percent (1 1/2%) per month or the highest rate then permitted by law, whichever is less.

                                   SCHEDULE C
                               RETURN GOODS POLICY


AUTHORIZATION;

-    Contact FFF Customer Service to obtain Return Goods Authorization Number
     (RGA#).

-    Customer Service Toll Free Number: 800-843-7477

RETURNABLE ITEMS:

- Product must be sealed and in undamaged condition. If product was damaged in transit, carrier's delivery receipt should be notated and Customer Service should be notified immediately.

NON-RETURNABLE ITEMS:

-    Product not returned within 21 days of authorization

- Product not stored or returned within the manufacturer's product specifications.

PROCEDURE FOR RETURNING ITEMS:

- Contact Customer Service and a Request for Return Letter will be faxed to your facility.

- Complete necessary information requested and fax back to Customer Service Department

- Upon approval, a Return Goods Authorization number (RGA) will be given, and a copy will be faxed to your facility.

- Copy of RGA to accompany return and return sent to address indicated on RGA. RGA# to be prominently displayed on outside carton.

COMPANY DISCLAIMERS:

- In the case of unauthorized or noncompliance returns, sender will be contacted for instructions to return merchandise to sender freight collect or for destroying the shipment. No credit will be issued in either case.

ADDITIONAL INFORMATION:

-    Special arrangements for product recalls / withdrawals.

- Best Practices in inventory management should be observed with each order to ensure every effort is made to prevent returns except when product is damaged.



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